UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2010

OMNIVISION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29939	77-0401990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4275 Burton Drive

Santa Clara, California 95054

(Address of principal executive offices, including zip code)

(408) 567-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02               Results of Operations and Financial Condition.

The following information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.”  This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On February 25, 2010, OmniVision Technologies, Inc. (“OmniVision”) issued a press release announcing its financial results for the third fiscal quarter ended January 31, 2010.  The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 5 — Corporate Governance and Management

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On February 22, 2010, the board of directors of OmniVision appointed Dr. Henry Yang as a member of the board of directors as a Class II director.  Dr. Yang will stand for re-election at the 2011 annual meeting of stockholders.  Dr. Yang has not been named, and is not expected to be named, to any committee of the board of directors as of the date of this filing.

Dr. Yang currently serves as OmniVision’s Vice President of Engineering. Dr. Yang joined OmniVision in 1996 and served primarily as OmniVision’s Director of Engineering until his promotion to Vice President of Engineering in February 2007.  Dr. Yang earned his Ph.D., Master and Bachelor degrees, in electrical engineering from the Tsinghua University in Beijing.

On February 25, 2010, OmniVision issued a press release announcing the appointment of Dr. Yang to the board of directors.  The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
99.1	Press release issued by OmniVision Technologies, Inc. dated February 25, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNIVISION TECHNOLOGIES, INC.

By:	/s/ Shaw Hong
Shaw Hong President and Chief Executive Officer

Date:  February 25, 2010